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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of M&F Bancorp, Inc. on Form S-8 of our report dated January 19, 1999, incorporated by reference in the Annual Report on Form 10-KSB of Mechanics and Farmers Bank for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
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Raleigh, North Carolina
January 31, 2000